Exhibit 99.1

Fate Therapeutics Announces Worldwide Collaboration with Janssen for Novel iPSC-derived Cell-based Cancer Immunotherapies

ꟷ Collaboration leverages Company’s iPSC product platform and Janssen’s proprietary tumor-targeting antigen binders to create novel CAR NK and CAR T-Cell product candidates ꟷ

ꟷ Fate to receive $50 million upfront payment and $50 million equity investment, plus full funding for the research and development of collaboration candidates through IND filing ꟷ

ꟷ Collaboration candidates to be developed against up to four tumor-associated antigens for hematologic malignancies and solid tumors ꟷ

ꟷ Fate eligible to receive payments of up to $1.8 billion in development and regulatory milestones and up to $1.2 billion in commercial milestone payments, plus double-digit royalties ꟷ

San Diego, CA – April 2, 2020 – Fate Therapeutics, Inc. (NASDAQ: FATE), a clinical-stage biopharmaceutical company dedicated to the development of programmed cellular immunotherapies for cancer and immune disorders, announced today a global collaboration and option agreement with Janssen Biotech, Inc. (Janssen), one of the Janssen Pharmaceutical Companies of Johnson & Johnson.

Under the multi-year collaboration agreement, Janssen will contribute proprietary antigen binding domains for up to four tumor-associated antigen targets. The Company will apply its iPSC product platform to research and preclinically develop new iPSC-derived chimeric antigen receptor (CAR) NK and CAR T-cell product candidates. The Company will receive $50 million in cash and $50 million from the purchase by Johnson & Johnson Innovation – JJDC, Inc. of newly issued shares of the Company’s common stock at a price per share of $31.00. Janssen will also reimburse the Company for all activities conducted under the collaboration.

“We are delighted to enter this strategic collaboration, which brings together Janssen’s scientific and global commercialization leadership, deep domain expertise in oncology and proprietary technologies for targeting and binding certain tumors and our industry-leading iPSC product platform to develop novel off-the-shelf CAR NK and T-cell cancer immunotherapies,” said Scott Wolchko, President and Chief Executive Officer of Fate Therapeutics. “The collaboration strengthens our financial and operating position through a focused effort of developing cell-based cancer immunotherapies utilizing Janssen’s proprietary antigen binding domains, while enabling us to continue to exploit our deep pipeline of wholly-owned product candidates and further develop our off-the-shelf, iPSC-derived cell-based immunotherapies.”

The Company will advance candidates under the collaboration to the filing of an Investigational New Drug (IND) application, after which Janssen will have the right to exercise its option for an exclusive license for the development and commercialization of collaboration candidates targeting the tumor-associated antigens. The Company will be primarily responsible for the manufacture of collaboration candidates, the cost of which will be paid for by Janssen. The Company is eligible to receive payments of up to $1.8 billion upon the achievement of development and regulatory milestones and up to $1.2 billion upon the achievement of commercial milestones, plus double-digit royalties on worldwide commercial sales of products targeting the antigens. In addition, the Company has the right to elect to co-commercialize each collaboration candidate in the U.S. and share equally in profits and losses in the U.S., subject to its payment of certain clinical development costs and adjustments in milestone and royalty payments.

About Fate Therapeutics’ iPSC Product Platform

The Company’s proprietary induced pluripotent stem cell (iPSC) product platform enables mass production of off-the-shelf, engineered, homogeneous cell products that can be administered with multiple doses to deliver more effective pharmacologic activity, including in combination with cycles of other cancer treatments. Human iPSCs possess the unique dual properties of unlimited self-renewal and differentiation potential into all cell types of the body. The Company’s first-of-kind approach involves engineering human iPSCs in a one-time genetic modification event and selecting a single engineered iPSC for maintenance as a clonal master iPSC line. Analogous to master cell lines used to manufacture biopharmaceutical drug products such as monoclonal antibodies, clonal master iPSC lines are a renewable source for manufacturing cell therapy products which are well-defined and uniform in composition, can be mass produced at significant scale in a cost-effective manner, and can be delivered off-the-shelf for patient treatment. As a result, the Company’s platform is uniquely capable of overcoming numerous limitations associated with the production of cell therapies using patient- or donor-sourced cells, which is logistically complex and expensive and is subject to batch-to-batch and cell-to-cell variability that can affect clinical safety and efficacy. Fate Therapeutics’ iPSC product platform is supported by an intellectual property portfolio of over 250 issued patents and 150 pending patent applications.

About Fate Therapeutics, Inc.

Fate Therapeutics is a clinical-stage biopharmaceutical company dedicated to the development of first-in-class cellular immunotherapies for cancer and immune disorders. The Company has established a leadership position in the clinical development and manufacture of universal, off-the-shelf cell products using its proprietary induced pluripotent stem cell (iPSC) product platform. The Company’s immuno-oncology product candidates include natural killer (NK) cell and T-cell cancer immunotherapies, which are designed to synergize with well-established cancer therapies, including immune checkpoint inhibitors and monoclonal antibodies, and to target tumor-associated antigens with chimeric antigen receptors (CARs). The Company’s immuno-regulatory product candidates include ProTmune™, a pharmacologically modulated, donor cell graft that is currently being evaluated in a Phase 2 clinical trial for the prevention of graft-versus-host disease, and a myeloid-derived suppressor cell immunotherapy for promoting immune tolerance in patients with immune disorders. Fate Therapeutics is headquartered in San Diego, CA. For more information, please visit www.fatetherapeutics.com.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 including statements relating to the expected benefits of the Company's collaboration with Janssen, the Company's expectations regarding future potential milestone and royalty payments under the collaboration, the objectives, plans and goals of the collaboration, the parties’ rights and obligations under the collaboration, and the safety and therapeutic potential of the Company’s iPSC product platform. These and any other forward-looking statements in this release are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the Company may not comply with its obligations under and otherwise maintain its collaboration agreement with Janssen on the agreed upon terms, the risk that the Company may cease or delay planned development and clinical trials of any of its product candidates for a variety of reasons (including any delay in the Company’s ability to conduct and complete preclinical studies and to enroll patients in current and planned clinical trials, requirements that may be imposed by regulatory authorities on the conduct of clinical trials or to support regulatory approval, difficulties in manufacturing or supplying the Company’s product candidates for clinical testing, or the occurrence of any adverse events or other negative results that may be observed during development), the risk that Janssen or the Company may terminate the collaboration agreement for a variety of reasons, the risk that results observed in preclinical studies of its product candidates may not be replicated in ongoing or future clinical trials or studies, and the risk that its product candidates may not produce therapeutic benefits or may cause other unanticipated adverse effects. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the risks and uncertainties detailed in the Company’s periodic filings with the Securities and Exchange Commission, including but not limited to the Company’s most recently filed periodic report, and from time to time in the Company’s press releases and other investor communications. Fate Therapeutics is providing the information in this release as of this date and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Contact:

Christina Tartaglia

Stern Investor Relations, Inc.

212.362.1200

christina@sternir.com